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                                                                   EXHIBIT 10.26

                            MASTER LOAN AGREEMENT


        THIS MASTER LOAN AGREEMENT, is made and entered into as of the 23rd day of December, 1996, between First American National Bank, a national banking association with its principal place of business at First American Center, Nashville, Tennessee, 37237 (the "Bank") and American Retirement Communities, L.P., a Tennessee limited partnership (the "Borrower").

                                   RECITALS

        The Bank has agreed to make available to Borrower a non-revolving line of credit of up to $5,000,000, the proceeds of which are to be used to finance real estate acquisitions, subject to the terms and conditions set forth in this Agreement (the "Credit Facility").

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the Bank and the Borrower agree as follows:

1.      DEFINITIONS

        As used in this Agreement, the term:

        1.1 "Applicable Environmental Laws" means any and all applicable local, state, and federal environmental laws, regulations, ordinances, and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport, or disposal of any Hazardous Substances.

        1.2 "Borrowing Base" means, with respect to each Project to be financed with proceeds of the Credit Facility, seventy-five percent (75%) of the lesser of (i) the appraised value of the Project, as determined by Bank or
(ii) the actual costs incurred in connection with the acquisition of such Project.

        1.3 "Compliance Certificate" means the Compliance Certificate required by Section 3.2(e) of this Agreement.

        1.4 "Default" means any of the events specified in Section 8 which, with the passage of time, or giving of notice, or both, would constitute an Event of Default.

        1.5 "Event of Default" means any of the events specified in Section 8, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

        1.6 "Hazardous Substances" means any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations, and ordinances may be amended from time to time, including, without limitation, asbestos in any form, urea formaldehyde foam insulation, petroleum products, and polychlorinated biphenyls (PCBs).

        1.7 "Indebtedness" means all loans or advances, now or in the future under this Loan Agreement, and all other indebtedness and obligations of Borrower to Bank created hereunder or otherwise, now existing or hereafter incurred, matured or unmatured, and direct contingent, including all
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modifications, extensions and renewals thereof, and specifically including, without limitation, the indebtedness evidenced by each Project Note.

        1.8 "Index Rate" is that rate announced by Bank from time to time as the Bank's Index Rate and is not necessarily the lowest rate charged by Bank.

        1.9 "Project" means a tract or parcel of real estate purchased by Borrower with the proceeds of the Credit Facility.

        1.10 "Project Loan" means each advance made under the Credit Facility to finance the acquisition of a Project.

        1.11 "Project Note" means each note (substantially in the form of Exhibit A attached hereto) executed by the Borrower in favor of the Bank and evidencing a Project Loan, together with all renewals, extensions and modifications thereof.

        1.12 "Security Instruments" means all mortgages, deeds of trust, deeds to secure debt, financing statements and other documents and instruments deemed necessary by Bank to evidence the Bank's liens and security interests in the Projects, as described in Section 2.6 of this Agreement.

2. CREDIT FACILITY

        2.1 Purposes. Bank shall make available to Borrower, on a non-revolving basis, up to $5,000,000 to finance the acquisition of Projects. So long as no Default exists, and subject to the terms and conditions set forth in this Agreement, Borrower may borrow funds under the Credit Facility to finance the acquisition of a Project, provided the amount advanced for the acquisition of a Project shall not exceed the Borrowing Base for such Project, as reasonably determined by Bank.

        2.2 Interest. Interest shall accrue on the outstanding principal balance of each Project Loan at a floating rate per annum equal to the Index Rate, such interest rate to adjust automatically to reflect adjustments in the Index Rate. Notwithstanding the foregoing, to the extent the Borrower has not received new equity investments in Borrower in a minimum amount of $10,000,000 on or before September 30, 1997, then effective October 1, 1997, interest shall accrue on the outstanding principal balance of each Project Loan at a floating rate per annum equal to the Index Rate plus one-half of one percent (.50%), such interest rate to adjust automatically to reflect adjustments in the Index Rate. In no event shall the interest payable under the Credit Facility exceed the maximum amount permitted by applicable law.

        2.3 Note: Repayment Terms. Each advance under the Credit Facility for a Project shall be evidenced by a separate Project Note. Each Project Note shall have a maturity date of December 31, 1998. Interest accruing under each Project Note shall be due and payable quarterly in arrears on the last day of each calendar quarter, beginning with the calendar quarter and immediately following funding under the specific Project Note. In addition, with respect to each Project Note, beginning September 30, 1997, and on each calendar quarter end thereafter, a quarterly principal payment equal to twenty percent (20%) of the difference between the amount which represents a seventy-five percent (75%) loan to value ratio for the Project, and the amount which represents a fifty percent (50%) loan to value ratio for the Project shall

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be due and payable.  By way of example, if a Project has a recognized value of
$1,000,000, as determined by Bank, and the outstanding principal balance of the Project Loan for such Project is $750,000, the quarterly principal payment due with respect to such Project Loan shall be $50,000 per quarter (20% X 750,000 - 500,000 = 50,000).

        2.4 Maturity Date. All Project Loans shall mature and shall be due and payable in full on December 31, 1998.

        2.5 Commitment Fee. In consideration for the Bank reserving the funds necessary to fund the Credit Facility over the period of the permitted disbursements, Borrower shall pay to Bank a commitment fee equal to one quarter of one percent (.25%) of each Project Loan, such fee to be due and payable at the funding of the Project Loan, provided, however, the commitment fee for the first Project Loan shall be due on the later of (i) the funding of the Project Loan, or (ii) January 2, 1997.

        2.6 Security. All advances under the Credit Facility shall be secured by (i) a first priority lien on the Projects acquired by Borrower with proceeds of the Credit Facility, including the real property, fixtures, rents, leases and profits arising from each Project. The liens in favor of Bank shall be evidenced by the Security Instruments which shall be in form and substance acceptable to Bank. The Security Instruments shall consist of:

             a. Mortgage. A mortgage, deed of trust or other appropriate mortgage instrument executed by Borrower (hereinafter the "Mortgage") granting Bank (1) a first priority lien on each Project, together with all appurtenances thereto, (2) a first priority security interest in all of Borrower's right, title, and interest in and to all machinery, equipment, furniture, fixtures and furnishings owned by Borrower and located at the Project, if any, and all of the proceeds therefrom (the "Collateral"). The priority of the lien of the Mortgage as a good and valid first lien on each Project shall be evidenced by a mortgage title insurance policy (ALTA-B) issued by a title company acceptable to Bank. The policy shall be subject to no exception other than the current year's taxes and such other exceptions as Bank shall agree to in writing, and specifically containing no exception for unfiled mechanics', materialmen's, or laborers' liens, matters which would be disclosed by an accurate survey, exception for parties in possession, or other exceptions not acceptable to counsel for the Bank. Such policy shall include such endorsements as bank deems necessary and customary for the Project. The title policy shall be in the face amount of the Project Loan. The above-mentioned security interest in the Collateral shall be perfected by the signing of all financing statements deemed reasonably necessary by Bank.

             b. Assignment of Rentals and Leases. A first priority collateral, conditional assignment of the landlord's interest in all present and future leases with respect to each Project, together with the rental income to be derived therefrom from Borrower to Bank (hereinafter referred to as the "Assignment of Rents").

             c. UCC Financing Statements. Statements giving notice of and perfecting, when appropriately filed, the security interest of Bank in all fixtures and personal property described in the Loan Documents, executed by the Borrower as necessary to perfect Bank's interest in such fixtures and personal property (hereinafter referred to as "Financing Statements").

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             d.  Other Documents.  Such other documents or instruments as Bank deems necessary to evidence or secure the Credit Facility.

        2.7 Prepayment. The Borrower may prepay all or any of the indebtedness created pursuant to this Agreement at any time without penalty.

3.  CONDITIONS TO ADVANCES UNDER THE CREDIT FACILITY.

        3.1 Draw Request. As a condition to Bank's obligation to fund any monies under the Credit Facility to the Borrower with respect to a Project Loan, the Borrower shall provide to the Bank, with respect to each requested Project Loan, the following (all of which shall be in form and substance acceptable to Bank):

             a. A Draw Request completed by the Borrower in the form of Exhibit B attached hereto;

             b. A copy of the Real Estate Purchase Contract for the Project which Borrower proposes to finance with proceeds from the Credit Facility; and

             c. A current appraisal of the Project, completed by an appraiser acceptable to the Bank.

             Based upon Bank's review of the Draw Request, the purchase contract and the appraisal submitted by the Borrower, the Bank shall determine the Borrowing Base for the proposed Project Loan. In no event shall the Borrowing Base for a Project Loan exceed seventy-five percent (75%) of the lesser of (i) the actual costs (including all acquisition and closing costs) incurred by Borrower in connection with the acquisition of the Project, or (ii) the appraised value for the Project, as determined by Bank, based upon the appraisal submitted by the Borrower.

        3.2 Conditions to Funding Advances. Upon receipt of a Draw Request acceptable to the Bank, together with the other information required by Section
3.1 of this Agreement, the obligations of the Bank to fund the Project Loan shall be subject to Borrower complying with the following conditions precedent, all to be satisfied in a manner acceptable to Bank, in Bank's discretion:

             a. Survey. Delivery to Bank of a current boundary survey (as-built if Project includes improvements) of the Project, in form and substance acceptable to Bank, prepared and certified by a duly registered land surveyor, in form acceptable to Bank.

             b. Title Insurance. Delivery to Bank of the binding commitment of a title insurance company acceptable to Bank to issue a mortgage title insurance policy in the form described in Section 2.6(a) hereof, conditioned only upon payment of the premium and recordation of the appropriate Security Instruments.

             c. Insurance. Delivery to Bank of original policies of insurance (or certified copies), evidencing general liability, hazard loss, rent loss, and such other insurance on the Project, in such amounts as may be required by Bank, including, without limitation, flood insurance, if necessary. All

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policies shall contain appropriate mortgagee endorsements, and shall otherwise be in amount, form and substance acceptable to Bank.

        d. Environmental Compliance. Delivery to Bank of proof, reasonable satisfactory to Bank in all respects, that the Project has not been used for the storage or disposal of any toxic or hazardous substances and that the Improvements will be in compliance with all federal, state and local laws, ordinances, regulations and statutes imposing environmental or ecological protection restrictions on the Improvements, including without limitation, delivery to Bank of a Phase I environmental report in form and substance reasonably acceptable to Bank.

        e. No Material Adverse Changes. Delivery to Bank, prior to Closing, of a Compliance Certificate from Borrower, in form and substance acceptable to Bank, confirming to the best of the borrower's knowledge and belief, there have been no material, adverse changes in the financial condition of the Borrower, since the date of the cost recent financial statements delivered to Bank, and no Default exists under this Agreement as of the date of this Certificate.

        f. Loan Documents. Execution and delivery by Borrower of a Project Note and such Security Instruments as Bank shall deem necessary, all of which shall be in form and substance acceptable to Bank.

        g. Additional Documents. Delivery to Bank of such other documents or information as Bank shall deem necessary in connection with the evidencing, securing, or funding of the Project Loan.

4. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

    4.1 Borrower's Partnership Status. Borrower is and shall remain a limited partnership duly organized and existing and in good standing under the laws of the State of Tennessee, and is and shall remain duly qualified to do business in each state other than Tennessee in which qualification is necessary.

    4.2 No Defaults; Authorization. Neither the execution, the delivery nor the performance of this Agreement and all related documents by Borrower will constitute a default under or conflict with Borrower's partnership agreement, or any other agreement, contract, document, or instrument to which Borrower is now a party. The execution of all necessary resolutions and other prerequisites of partnership actions have been duly performed so that the individual executing this Agreement and related documents on behalf of Borrower is duly authorized to bind Borrower by his signature.

    4.3 Place of Business. Borrower's principal place of business and chief executive office is at the address appearing after Borrower's signature hereto. Any notices to Borrower may be sent to that address and shall be deemed received by Borrower one (1) business day following the date of mailing by Bank of such notice in the U.S. mail, postage prepaid, addressed to Borrower at such address. Borrower will notify Bank promptly in writing of any change in the location of its principal place of business or any other place of business or the establishment of any new place of business.



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    4.4  Records. Borrower at all times will keep accurate and complete records of Borrower's accounts.

    4.5 No Litigation. There is no litigation or proceeding pending against Borrower or, to the knowledge of Borrower, threatened that, if decidedly adversely to Borrower, would have a material effect upon Borrower's financial condition. Borrower is not subject to any outstanding court or administrative order.

    4.6 Financial Disclosures. The statement of condition of Borrower dated ____________, fairly and accurately reflects the financial condition and capital structure of Borrower as of said date. Since said date, no material adverse change in either has occurred or, to the knowledge of Borrower, is threatened. All financial statements delivered to Bank have been prepared in accordance with generally accepted accounting principles, consistently applied, and are true, accurate and complete in every respect. Without limiting the foregoing, Borrower warrants that such financial statements disclose all known contingent liabilities as well as direct liabilities. Borrower acknowledges that Bank has advanced (or committed to advance) the Indebtedness in reliance upon such financial statements, and Borrower warrants that no material adverse change has occurred in the financial condition of any person or entity as set forth in such financial statements. Borrower warrants that Borrower has good and absolute title to the assets disclosed on Borrower's balance sheet disclosed to Bank, subject only to liens, security interests and other encumbrances noted thereon.

    4.7 Taxes. Borrower is not presently delinquent in the payment of any taxes imposed by any governmental authority or in the filing of any tax return and that Borrower is not involved in a dispute with any taxing authority over tax amounts due, except for good faith disputes.

    4.8 ERISA. Borrower is in compliance with the Employee Retirement Income Security Act of 1974 ("ERISA") and all other applicable laws governing any pension or profit sharing plan or arrangement to which the Borrower is a party. Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA.

    4.9 Name. Borrower has not been known under or done business under any name other than name used by Borrower in executing this Agreement.

    4.10 Consents. Borrower's execution and performance of this Agreement or any of the other Loan Documents do not require the consent of or the giving of notice to any third party including, but not limited to, any account debtor, other lendor, governmental body or regulatory authority.

    4.11 Environmental Matters. Borrower has no actual knowledge of (i) the presence of any Hazardous Substances on any property owned, leased or otherwise controlled by the Borrower, including, without limitation, all Projects (collectively, the "Property"); (ii) any spills, releases, discharges, or disposal of Hazardous Substance that have occurred or are presently occurring on or onto the Property; (iii) the presence of transformers or other electrical equipment on the Property which contain or may contain polychlorinated biphenyls (pCBs); (iv) the presence of underground or above-ground storage tanks or pipelines which are required to be licensed by any local, state or federal agency; or (v) any spills or disposal of Hazardous Substances that have occurred or are occurring off the Property as a result of any construction on or operation and use of the Property; (vi) any failure by the Borrower to comply with all



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Applicable Environmental Laws: (vii) any notices related to the Borrower or the
Property, claiming a violation of Applicable Environmental Laws, or the commencement of any action or proceeding against the Borrower or related to the Property, in connection with an alleged violation of Applicable Environmental Laws; (viii) notices related to the Borrower or the Property requiring compliance with Applicable Environmental Laws; (ix) notices related to the Borrower or the Property, demanding payment or contribution for injury to the environment or human health; or (x) any outstanding notices or citations relating to violations by any former owner or operator of the Property.

    4.12 Licenses and Permits; Business Conducted in Accordance with Law. Borrower possesses all necessary licenses, permits and other governmental or regulatory approvals necessary to the conduct of its business. Borrower's business activities are conducted in accordance with all applicable laws and regulations.

    4.13 No Burdensome Agreements. Borrower is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair Borrower's ability to perform under the terms of this Agreement. This execution and performance of this Agreement will not cause a default under any other contract or agreement to which Borrower or any property of Borrower is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of Borrower's property except in favor of bank.

    4.14 Indebtedness. Borrower is not currently indebted to any party other than trade debt incurred in the ordinary course of business and other than as set forth in Borrower's financial statements provided to Bank.

    4.15 Brokerage Commissions. Any brokerage commissions due in connection with the transaction contemplated hereby have been paid in full and any such commissions coming due in the future will be promptly paid by Borrower. Borrower agrees to and shall indemnify Bank from any liability, claims or losses arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Credit Facility, and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

    4.16 Expenses. Borrower shall pay all reasonable costs of closing the Credit Facility and all expenses of Bank with respect thereto, including but not limited to, legal fees of Bank's counsel (including legal fees incurred by Bank subsequent to the closing of the Credit Facility but incurred in connection with the disbursement, enforcement or collection of the Credit Facility), advances, recording expenses, surveys, intangible taxes, other recording taxes, expenses of foreclosure (including reasonable attorney's fees) and similar items, and to allow all closing papers, Loan Documents and other legal matters to be subject to the approval of Bank's counsel.

    4.17 Right of Bank to Inspect Projects. Bank and its representatives and agents shall have the right, but not the duty, to enter upon a Project and to inspect the Project; provided, however, that this provision shall not be deemed to impose upon Bank any obligation to undertake such inspections. Any such inspections and the results therefrom shall be solely for the use and benefit of Bank.

    4.18 Restriction on Secondary Financing and Sale of Projects. Borrower shall keep the Projects upon which Bank has a first lien as evidenced by the Security Instruments, free and clear of all



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other encumbrances, liens, mortgages, security interests and secondary financing, except those approved in writing by Bank, Borrower shall not, without the prior written consent of Bank, voluntarily or by operation of law, sell, transfer or convey all or any part of its interest in the Project, or any portion thereof, except as permitted in the Security Instruments.

        4.19 Non-Waiver. Borrower acknowledges that any condition precedent to closing contained herein or in any Loan Document which is not satisfied at the time required hereunder shall not be deemed waived unless done so in writing by Bank, and if the closing occurs, such unfulfilled conditions shall thereafter be and become conditions precedent to Bank's obligation to advance any further funds under the Credit Facility.

5.  BORROWER'S COVENANTS

        5.1  Affirmative Covenants.  Borrower hereby covenants that:

             a. Financing Statements. At the request of Bank, Borrower will join with Bank in executing one or more financing statements pursuant to the Uniform Commercial Code, in form satisfactory to Bank, and will pay the cost of filing or recording the same or this Agreement in all public offices wherever filing or recording is deemed by Bank to be necessary or desirable. A copy of this Agreement or copies of any financing statements executed herewith may be filed in lieu of originals in any public office.

             b. Litigation. Borrower covenants to give Bank prompt written notice of any litigation, arbitration, administrative proceeding or investigation that may hereafter be instituted or threatened against Borrower, whether or not Borrower's liability under such proceeding would be covered by insurance.

             c. Taxes. Borrower covenants that all future taxes assessed against Borrower or any Project shall be paid prior to the delinquency date and that all tax returns required of Borrower shall be timely filed.

             d. Compliance with Laws. Borrower will comply with all statutes and government regulations applicable to Borrower's operations and pay promptly all taxes, assessments, claims for labor, supplies, rent, and other obligations that, if unpaid, might become a lien against a Project. In the event any such liability or obligation is contested by Borrower in good faith, Borrower, at the request of Bank, shall establish reserves in amounts satisfactory to Bank to meet such obligation.

             e. Payment of Debts. Borrower will pay when due (or within applicable grace periods) all indebtedness due third parties, except when the amount thereof is being contested in good faith by the appropriate proceedings and with adequate reserves being set aside on the books of Borrower.

             f. Insurance. Borrower will maintain insurance, in form, amounts, and with companies in all respects satisfactory to Bank, insuring the Projects against loss from fire, theft, and other risks determined by Bank. Bank shall be designated as an additional insured and loss payee under the terms of the policies evidencing such insurance. Upon request by Bank, Borrower will execute such additional instruments as Bank deems necessary to perfect in Bank a lien on Borrower's rights under such policies.

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             g.  Borrower Financial Statements.  Borrower will furnish Bank with the following financial statements:

                 (i) Within one hundred twenty (120) days of Borrower's fiscal year end, each year, complete certified audited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, prepared by a certified public accountant acceptable to Bank with such accountant giving an unqualified opinion as to all statements. In addition, Borrower will furnish to Bank with such financial statements a copy of the management letter delivered to the Borrower by the certified public accountant. Borrower shall also deliver to Bank with such financial statements a certificate executed by a responsible officer of Borrower certifying to Bank that no Default exists with respect to any of the terms, conditions, and covenants of this Agreement or the other Loan Documents. At Bank's request, Borrower will furnish Bank copies of all of Borrower's federal income tax returns within fifteen (15) days after they are filed by Borrower.

                 (ii) Within thirty (30) days after the end of each month, Borrower shall furnish to Bank monthly interim financial and operating statements for the preceding month, in form and content satisfactory to Bank, which shall be certified by a responsible officer of Borrower and shall reflect accurately the financial condition of Borrower.

             h. Discovery of Liability. Borrower will give Bank prompt written notice within three (3) days of (i) the creation of, or discovery of, any material additional contingent liability or the occurrence of any other material adverse change in the financial condition of Borrower or of any guarantor or other person or entity presently or hereafter liable for payment of all or part of the Indebtedness, and (ii) the occurrence of any event, or presence of any condition, which constitutes a default hereunder or which within the giving of notice, the passage of time, or both, would constitute a default.

             i. Payment of Expenses. Upon demand, Borrower will advance to Bank, or, at Bank's option, reimburse Bank, for the following expenses:

                 (i) All taxes that Bank may be required to pay because of the Indebtedness or because of Bank's interest in any collateral securing the payment of the Indebtedness (excluding federal or state income tax);

                 (ii) All expenses that Bank may incur in connection with the preparation, execution, audit, or enforcement of this Agreement or of any other document pertaining to the Indebtedness;

                 (iii)All costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise) or selling any Collateral securing the Indebtedness;

                 (iv) All court costs and other costs of collecting any debt, overdraft or other obligation included in the Indebtedness, including compensation for time spent by employees of Bank;

                 (v) All costs arising form any litigation investigation, or administrative proceeding (whether or not Bank is a party thereto) that Bank may incur as a result of the Indebtedness or as a result of Bank's association with Borrower, including, but not limited to, expenses incurred by Bank

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
in connection with a case or proceeding involving Borrower under any chapter of the Bankruptcy Code or any successor statute thereto;

                 (vi) Reasonable attorney's fees incurred in connection with any of the foregoing.

If Bank pays any of the foregoing expenses, they shall become part of the Indebtedness and shall bear interest at the highest lawful rate until paid.

             j. Maintenance of Records. Borrower will maintain current corporate minute books and stock ledgers and agrees to allow Bank to inspect the same at any time.

             k. ERISA. Borrower shall provide Bank with written notice of any "reportable event" or "prohibited transaction" or the imposition of any "withdrawal liability" within the meaning of ERISA. Borrower further covenants that it will not establish any further such plans without Bank's prior written consent, which will not be unreasonably withheld or delayed.

             l. Further Assurances. Borrower will execute such other assignments, security agreements, financing statements, and other documents that Bank may deem necessary to further evidence the obligations provided for herein or to perfect, extend, or clarify Bank's rights in any property securing or intended to secure the Indebtedness. Any Vice President of Bank is hereby appointed as Borrower's attorney-in-fact with full power of substitution for the signing of financing statements and other similar filings with government offices for perfecting security interests granted hereby. Borrower acknowledges that this power of attorney is coupled with an interest and is irrevocable.

             m. Environmental Compliance. Borrower covenants that during the term of this Agreement, the Borrower will not operate a Project in violation of, or otherwise violate any Applicable Environmental Laws, and will promptly notify the Bank of (i) any notices related to the Borrower or a Project, claiming a violation of Applicable Environmental Laws, or the commencement of any action or proceeding against the Borrower or related to a Project, in connection with an alleged violation of applicable Environmental Laws, (ii) notices related to the Borrower or a Project requiring compliance with Applicable Environmental Laws, (iii) notices related to the Borrower or a Project, demanding payment or contribution for injury to the environment or human health.

             n. Indemnification. Borrower will indemnify the Bank and its officers, directors, employees, agents, advisors and affiliates against any and all liabilities, obligations, losses, damages, penalties, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and expenses of counsel) imposed on, incurred by, or asserted against Bank in any manner related to or arising out of the Credit Facility, except for such liabilities, losses or damages resulting from gross negligence or willful misconduct on the part of the Bank.

        5.2 Negative Covenants. So long as any Indebtedness secured hereby is outstanding, Borrower covenants and warrants that, without the prior written consent of Bank, it will not:

             a. Name Change. Change its name without giving Bank at least thirty (30) days' prior written notice.

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
             b. Partnership Changes. Amend or modify the Borrower's Partnership Agreement, except for changes necessitated in connection with a public equity offering by the Borrower, provided Borrower shall give Bank notice of such offering.

             c. Disposition of Assets. Sell, lease, convey, or otherwise dispose of any Project, except in the ordinary course of business.

             d. Liquidation. Suffer or permit, in whole or in part, dissolution or liquidation of the Borrower.

             e.  ERISA.  Establish any plan qualified under ERISA.

             f. No Further Encumbrances. Suffer or permit a Project to become subject to any security interest, lien, or other encumbrance, except for the following:

                 (i) Any lien created by virtue of this Agreement, the Security Instruments, or any other lien in favor of Bank;

                 (ii) A pledge or deposit in connection with or to secure workman's compensation, unemployment insurance, pensions, or other employee benefits accruing under the provisions of law or under agreements now in force and disclosed to Bank.

             g. Other Warranties and Covenants. Take any action, or suffer or permit any action to be taken, that would violate any of the warranties and covenants contained in this Agreement or cause any of said warranties and covenants to be or become untrue.

             h. Misstatements, Omissions. Submit to Bank any certificate or other document that contains any untrue statement of material fact or omits to state a material fact necessary to make it not misleading.

             i. Borrowing Base. Suffer or permit the Borrowing Base for any Project to be less than the outstanding balance of the Project Loan for such Project.

6.  CONDITIONS PRECEDENT

        6.1 In addition to other conditions set forth in Section 3 with respect to funding individual Project Loans, as conditions precedent to Bank's obligations under this Agreement, Borrower shall furnish to Bank, in form satisfactory to Bank:

             a. Appropriate resolutions authorizing Borrower to enter into this Agreement, together with authorizations for the general partner to execute all documents necessary to effectuate the loan transaction described herein.

             b.  Execution and delivery of the Loan Documents.

     c. Current financial statements for the Borrower, which shall be in form and substance acceptable to Bank.

     d. A certifled copy of the Borrower's partnership agreement, together with any consents of limited partners to the transactions contemplated by this Agreement, to the extent required by the partnership agreement.

     e. Such other documents or information as Bank shall deem necessary in connection with the evidencing, securing, or funding of the Credit Facility.

7. PROTECTIVE ACTION

     7.1 At its option, to the extent Borrower fails to do so, Bank may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed against any property or assets of Borrower securing the Credit Facility, and may pay for insurance on the Projects. Borrower agrees to reimburse Bank on demand for any payment made, or any expense incurred, by Bank pursuant to the foregoing authorization, together with interest thereon from date of payment at the maximum rate permitted by law.

8.    DEFAULT

     8.1 Regardless of the terms of any Project Note or notes issued in connection herewith, the occurrence of any of the events specified hereinbelow (sometimes hereinafter referred to as in "Event of Default") shall immediately terminate any obligations on the part of Bank to make or continue to fund, advance or readvance any sums to Borrower and, at the option of Bank, shall make all sums of interest and principal remaining on the Indebtedness immediately due and payable, without notice of Default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as hereinafter specified:

         a. Default in the payment of any portion of the Indebtedness, within ten (10) days of the date when due;

         b. Default in performance of any of the covenants, warranties, terms, or provisions contained or referred to in this Agreement, the Security Instruments, the Project Notes, or in any other document evidencing, securing or otherwise related to the Indebtedness or any portion thereof, which is not cured within thirty (30) days of receipt by Borrower of written notice from Bank setting forth the nature of such Default;

         C. Any covenant, warranty, representation, or statement made or furnished to Bank by or on behalf of Borrower in connection with this Agreement or the other Loan Documents proving to have been false in any material respect when made or furnished;

         d. The occurrence of an Event of Default under the other Loan
Documents;

         e. Dissolution, liquidation, cessation of business, termination of existence. insolvency, failure to pay debts as they mature, business failure, or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against Borrower; or

         f.. The entry of a final judgment against Borrower in excess of $100,000, which remains unsatisfied for thirty (30) days after execution may first issue.

         g. The occurrence of an Event of Default under the Borrower's existing credit facility with General Electric Capital Corporation and First Union National Bank of Tennessee, which is not cured within any applicable cure period.

9.    REMEDIES

     9.1 Upon the occurrence of an Event of Default and at any time thereafter. Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code, all rights and remedies set forth in the Loan Documents, and any other right Bank may have at law or equity. Bank may exercise its lien upon and right of setoff against any monies, credits, deposits or instruments that Bank may have in its possession and which belong to Borrower or to any other person or entity liable for the payment of any or all of the Indebtedness. The remedies provided Bank in this Agreement are not exclusive of any other remedies that may be available to Bank under any other document or at law or equity.

     9.2 No delay or omission on the part of Bank in exercising any right hereunder or in demanding strict compliance with the terms of this Agreement shall operate as a waiver of such right or of any other right under this Agreement or of demanding strict compliance with the terms of this Agreement. No waiver by Bank of any default shall operate as a waiver of any other default or of the same default on a future occasion.

     9.3 All amounts received by Bank for Borrower's account by exercise of its remedies hereunder shall be applied as follows first, to the payment of all expenses incurred by Bank in exercising its rights hereunder, including reasonable attorney's fees, and any other expenses due Bank from Borrower; second, to the payment of all interest included in the Indebtedness, in such order as Bank may elect; and the remainder to the Borrower or other party entitled thereto,

10. MISCELLANEOUS

     10.1 The captions contained in this Agreement are inserted only as a matter of convenience and shall not be construed as defining, limiting, extending, or describing the scope of this Agreement, any section hereof, or the intent of any provision hereof.

     10.2 All rights of Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of Borrower shall bind Borrower's successors and assigns.

     10.3 Time is of the essence with regard to each and every provision of this Agreement.

     10.4 Nothing in this Agreement shall be deemed a waiver or prohibition of Bank's right of banker's lien or setoff.

     10.5 This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed by all parties.

     10.6 If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that ran be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

     10.7 Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County. Tennessee, for the purpose of any litigation to which Bank may be a party and which concerns this Agreement or the Indebtedness. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Bank agrees to the contrary in writing.

     10.8 Nothing contained herein or in any related document shall be deemed to render Bank a partner of Borrower for any purpose. This Agreement has been executed for the sole benefit of Bank, and no third party is authorized to rely upon Bank's rights hereunder or to rely upon an assumption that Bank has or will exercise its rights under this Agreement or under any document referred to herein.

     10.9 Bank may proceed against collateral securing the Indebtedness and against parties liable therefor in such order as it may elect, and neither Borrower nor any surety or guarantor for Borrower shall be entitled to require Bank to marshall assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

     10.10 Bank may, in its sole discretion, release any collateral securing the Indebtedness or release any party liable therefor. The defenses of impairment of recourse and any requirement of diligence on Bank's part in collecting the Indebtedness are hereby waived

     10.11 If any payment date under the Indebtedness falls on a day that is not a business day of Bank, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on Bank's next following business day.

     10.12 The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Indebtedness shall be determined to the maximum extent permissible according to the laws of Tennessee, in which state this Agreement has been executed and delivered.

     10.13 WAIVER OF JURY-TRIAL. THE BANK AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, THE COLLATERAL OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT CONTEMPLATED HEREBY OR DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on their behalf by their duly authorized officers on the date first set out above.

FIRST AMERICAN NATIONAL BANK            AMERICAN RETIREMENT
                                        COMMUNITIES, L.P., Tennessee
                                        limited partnership


By: /s/ Frank O. Keener                 BY: American Retirement Communities,
   ------------------------------           LLC, General Partner
    Frank O. Keener
    Sr. Vice President                      BY: /s/ H. Todd Kaestner
                                               -------------------------------

                                            TITLE: Executive Vice President
                                                  ----------------------------


First American Center
Nashvile, TN  37237                     Chief Executive Office:
                                        111 Westwood Place, Suite 402
                                        Brentwood, TN 37027

  "BANK"                                      "BORROWER"

                                   EXHIBIT A

                                PROMISSORY NOTE

$                                                         Nashville, Tennessee
  -----------
                                                                        , 1996
                                                                -------

     FOR VALUE RECEIVED, the undersigned, American Retirement Communities, L.P., a Tennessee limited partnership (the "Borrower"), promises to pay to the order of First American National Bank, a national banking association (the "Bank"), the sum of _______________ Dollars ($_______) together with interest at a floating rate per annum equal to the Index Rate, such interest rate to be automatically adjusted to reflect changes in the Index Rate. For purposes hereof, the "Index Rate" is that rate announced by Bank from time to time as Bank's Index Rate and is not necessarily the lowest rate charged by Bank.

     This Project Note is entered into pursuant to the terms of a Master Loan Agreement dated as of December ___ , 1996, between Borrower and Bank (the "Loan Agreement"). Effective October 1, 1997, the interest rate payable hereunder may adjust in accordance with the provisions of Section 2.2 of the Loan Agreement.

     Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. In no event shall the interest rate charged herein (the "Stated Rate") exceed the maximum rate of interest permitted to be charged by Bank under the laws in effect from time to time (the "Maximum Rate"). In the event that the Stated Rate ever exceeds the Maximum Rate, interest shall accrue hereunder at a floating rate equal to the Maximum Rate until such time as the Stated Rate no longer exceeds the Maximum Rate.

     Interest accruing on the outstanding principal balance hereof shall be due and payable quarterly in arrears on each calendar quarter end, the first payment being due and payable on _____, _____. In addition, beginning ____, quarterly principal payments calculated in accordance with Section of___ the Loan Agreement, shall be due and payable.

     The unpaid principal balance hereof, together with all accrued but unpaid interest shall be due and payable on December 31, 1998 (the "Maturity Date").

     This Note may be prepaid at any time, in whole or in part, without premium or penalty. Both principal and interest due on this Note are payable in Nashville, Tennessee, at par in lawful money of the United States of America, in the Main Office of Bank, or at such other place as Bank may designate in writing from time to time.

     This Note is secured by [describe Security Instruments] (the "Security Instruments").

     Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of any part of interest or principal in accordance with the terms hereof, or upon failure of the undersigned to keep and perform all the covenants, promises, agreements, conditions and provisions of (i) this Note, (ii) the Loan Agreement, (iii) the Security Instruments, or (iii) any other instrument or document now or hereafter evidencing, securing or otherwise relating to The indebtedness evidenced hereby or the Credit Facility (as defined in the Loan Agreement); then, in any such case, the entire unpaid principal sum evidenced by this Note, together with all accrued interest, shall, at the option of any holder, without notice, become due and payable forthwith, regardless of the stipulated Maturity Date. Upon the occurrence of any default as set forth herein, at the option of holder and without notice to obligor, the entire outstanding principal balance shall bear interest thereafter until paid at an annual rate equal to the Maximum Rate, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right.

     If any payment is past due by five (5) days or more, the undersigned shall pay to Bank a late charge of (i) five percent (5%) of any such payment amount or (ii) any lesser maximum amount permitted under applicable law. No late charge, however, shall be imposed on any payment made on time and in full solely by reason of any previously accrued and unpaid late charge.

     All persons, partnerships or corporations now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives and assigns, waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this Note or the enforcement hereof, and consent that the time of said payments or any part thereof may be extended by the holder hereof and assent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without in any wise modifying, altering, releasing, affecting or limiting their respective liability. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     The term obligor, as used in this Note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this Note evidences, whether as principal, maker, endorser, surety, guarantor or otherwise.

     It is expressly understood and agreed by all parties hereto, including obligors, that if it is necessary to enforce payment of this Note through an attorney or by suit, undersigned or any obligors shall pay reasonable attorney's fees, court costs and all costs of collection.

     This obligation is made and intended as a Tennessee contract and is to be so construed.



                            PAGE 2 OF A 3 PAGE NOTE

     IN WITNESS WHEREOF, this Note has been duly executed by the undersigned the day and year first above written.

                                        AMERICAN RETIREMENT
                                        COMMUNITIES, L.P., Tennessee
                                        limited partnership

                                        BY: American Retirement Communities,
                                            LLC, General Partner

                                            BY:
                                               --------------------------

                                            TITLE:
                                                  -----------------------


                            PAGE 3 OF A 3 PAGE NOTE

                                   EXHIBIT B

                                  DRAW REQUEST

     Borrower hereby requests an advance of $_________ under the Master Loan Agreement dated as: of December 23, 1996, to finance the acquisition of certain real property located at:

-------------------------------------------------------------------------------
                                (Street Address)

     Attached hereto (or delivered separately to Bank) are the following:

(1)  Copy of current appraisal for the Property;

(2)  Copy of environmental site assessment for the Property; and

(3)  Copy of Purchase Contract for the Property.


     The acquisition is scheduled to close on                               .
                                              -----------------------------


                                   AMERICAN RETIREMENT COMMUNITIES, L.P.,
                                   a Tennessee limited partnership

                                   BY:    American Retirement Communities, LLC,
                                          General Partner

                                   BY:
                                       ---------------------------------------
                                   TITLE:
                                         -------------------------------------